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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Universal Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Form, Schedule or Registration Statement No.:

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ANNUAL MEETING OF SHAREHOLDERS

June 29, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Universal Corporation, which is to be held in the Company’s headquarters building located at 1501 North Hamilton Street, Richmond, Virginia, on Tuesday, August 1, 2006, commencing at 2:00 p.m. Eastern Time. At the meeting, you will be asked to elect four directors to serve three-year terms.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You can vote by signing, dating, and returning the enclosed proxy card or voting instruction. Also, registered shareholders and participants in plans holding shares of the Company’s Common Stock may vote by telephone or over the Internet. Instructions for using these convenient services are set forth in the instructions for voting that are attached to the enclosed proxy card or voting instruction. Beneficial owners of shares held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the meeting, but even if you cannot, please vote your shares as promptly as possible.

Sincerely,

/s/ ALLEN B. KING
ALLEN B. KING
Chairman, President, and Chief Executive Officer

Universal Corporation

P.O. Box 25099

Richmond, Virginia 23260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Universal Corporation (the “Company”) will be held in the Company’s headquarters building located at 1501 North Hamilton Street, Richmond, Virginia, on Tuesday, August 1, 2006, at 2:00 p.m. Eastern Time, for the following purposes:

(1)	to elect four directors to serve three-year terms, and

(2)	to act upon such other matters as may properly come before the meeting or any adjournments thereof.

Only holders of record of shares of the Company’s Common Stock at the close of business on June 23, 2006, shall be entitled to vote at the meeting.

By Order of the Board of Directors,

Preston D. Wigner
Secretary

June 29, 2006

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of the Company. Proxies properly executed and received by the Secretary of the Company prior to the Annual Meeting of Shareholders (the “Annual Meeting”) and not revoked will be voted in accordance with the terms thereof. Registered shareholders and participants in plans holding shares of the Company’s Common Stock (“Common Stock”) are urged to deliver proxies and voting instructions by calling a toll-free telephone number, by using the Internet, or by completing and mailing the enclosed proxy or voting instruction. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their proxies or voting instructions, and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. Registered shareholders and plan participants may also send their proxies or voting instructions by completing, signing, and dating the enclosed proxy or voting instruction and returning it as promptly as possible in the enclosed postage-paid envelope. If your shares are held in street name with your bank or broker, please follow the instructions for voting that are enclosed with this Proxy Statement.

A shareholder may revoke a proxy at any time prior to its use. Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting.

The Company will pay all of the costs associated with the proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, facsimile, or other means of electronic transmission by directors, officers, and employees of the Company. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares of Common Stock. It is contemplated that additional solicitation of proxies will be made by D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, at an anticipated cost to the Company of approximately $4,500, plus reimbursement of out-of-pocket expenses.

This Proxy Statement will be mailed on or about June 29, 2006, to registered holders of Common Stock.

VOTING RIGHTS

The Company had outstanding, as of June 23, 2006, 25,748,306 shares of Common Stock, each of which is entitled to one vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Only shareholders of record of Common Stock at the close of business on June 23, 2006, will be entitled to vote.

In March 2006, the Company issued shares of Series B 6.75% Convertible Perpetual Preferred Stock (the “Preferred Stock”). Shares of Preferred Stock have no voting rights with respect to matters presented in this Proxy Statement.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter.

The Company is not aware of any matters that are to come before the Annual Meeting other than the one described in this Proxy Statement. If other matters do properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.

Proposal One

ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting for terms of three years. Seven other directors have been elected to terms expiring in 2007 or 2008, as indicated below. The following pages set forth certain information for each nominee and each incumbent director as of March 31, 2006, except as otherwise noted. All of the nominees and all of the incumbent directors listed below are directors previously elected by the shareholders.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. With a plurality vote, the nominees that receive the highest vote totals for the director positions up for election will be elected. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors. If, at the time of the Annual Meeting, any nominee should be unavailable to serve as a director, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Board of Directors, in its business judgment, has determined that each of the nominees for election this year, and each of the incumbent directors except Mr. King, are independent as defined by New York Stock Exchange listing standards.

Nominees for Election Whose Terms Expire in 2009

JOHN B. ADAMS, JR., 61, is President, Chief Executive Officer, and a director of Bowman Companies (a private land development company), positions he has held for more than five years. Mr. Adams is a member of the Audit Committee and the Finance Committee. Mr. Adams has been a director since 2003.

JOSEPH C. FARRELL, 70, retired as Chairman, President, and Chief Executive Officer of The Pittston Company, now known as The Brink’s Company (a mineral products, transportation, and security services company), in 1998. He is a director of ASA Limited. Mr. Farrell is a member of the Executive Committee, the Executive Compensation, Nominating, and Corporate Governance Committee, and the Pension Investment Committee. He has been a director since 1996.

WALTER A. STOSCH, 69, is a principal in the accounting firm of Stosch, Dacey & George P.C., a position he has held for more than five years. Prior to that time, he was a partner in the accounting firm of Deloitte & Touche, L.L.P. He currently serves as Senate Majority Leader of the Virginia General Assembly. He is Chairman of the Audit Committee and a member of the Finance Committee. He has been a director since 2000.

EUGENE P. TRANI, 66, is President of Virginia Commonwealth University (an urban, public research university), a position he has held for more than five years. He is a director of LandAmerica Financial Group, Inc. (“LandAmerica”). Dr. Trani is a member of the Audit Committee and the Pension Investment Committee and has been a director since 2000.

The Board of Directors recommends that the shareholders vote for the nominees set forth above.

Incumbent Directors Whose Terms Expire in 2008

ALLEN B. KING, 60, is Chairman, President, and Chief Executive Officer of the Company. Mr. King was elected Chairman on October 28, 2003. Prior to becoming President and Chief Executive Officer on January 1, 2003, Mr. King was President and Chief Operating Officer of the Company, positions he held for more than five years. Mr. King is a director of Circuit City Stores, Inc. He is Chairman of the Executive Committee and a member of the Finance Committee. Mr. King has been a director since 1989.

EDDIE N. MOORE, JR., 58, is President of Virginia State University (an urban, public research university), a position he has held for more than five years. Mr. Moore is a director of Owens & Minor, Inc. He is a member of the Audit Committee and the Pension Investment Committee and has been a director since 2000.

HUBERT R. STALLARD, 69, retired as President and Chief Executive Officer of Bell-Atlantic Virginia, Inc., now known as Verizon Virginia Inc. (a telecommunications company), in 2000. Mr. Stallard is Chairman of the Pension Investment Committee and a member of the Executive Committee and the Executive Compensation, Nominating, and Corporate Governance Committee. He has been a director since 1991.

Incumbent Directors Whose Terms Expire in 2007

CHESTER A. CROCKER, 64, is a professor of strategic studies at Georgetown University’s Walsh School of Foreign Service (an urban, private research university), and a member of the Board of Directors of the United States Institute of Peace (an independent federal institution). He has held these positions for more than five years. Professor Crocker is a director of ASA Limited. He is a member of the Finance Committee and the Pension Investment Committee. Professor Crocker has been a director since 2004.

CHARLES H. FOSTER, JR., 63, is Chairman of LandAmerica (a title insurance holding company). Prior to 2005, he was Chairman and Chief Executive Officer of LandAmerica, positions he held for more than five years. He is Chairman of the Finance Committee and a member of the Executive Committee and the Executive Compensation, Nominating, and Corporate Governance Committee. Mr. Foster has been a director since 1995.

THOMAS H. JOHNSON, 56, retired as Chairman and Chief Executive Officer of Chesapeake Corporation (“Chesapeake”) (a specialty packaging company) in November, 2005, after which he served as Vice Chairman until April 2006. From 2004 until his retirement, Mr. Johnson was Chairman and Chief Executive Officer of Chesapeake and from 2000 to 2004, he was Chairman, President, and Chief Executive Officer of Chesapeake. He is a member of the Audit Committee and the Pension Investment Committee and has been a director since 2001.

JEREMIAH J. SHEEHAN, 67, retired as Chairman of the Board and Chief Executive Officer of Reynolds Metals Company (an aluminum and aluminum foil producer) in 2000, having served in those positions since 1996. He is Chairman of the Executive Compensation, Nominating, and Corporate Governance Committee and a member of the Audit Committee and the Executive Committee. Mr. Sheehan has been a director since 1998.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth as of June 23, 2006, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group known by the Company to beneficially own more than 5% of the outstanding shares of such stock.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(%)
Dreman Value Management LLC	3,770,312[1]	14.3[4]
520 East Cooper Avenue, Suite 230-4
Aspen, Colorado 81611
Deutsche Bank AG
Deutsche Bank Trust Company Americas
Deutsche Asset Management Inc.
Taunusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany
Barclays Global Investors, NA	2,715,962[2]	10.5
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105
Palomino Limited
Walker House, Mary Street
George Town, Grand Cayman
Barclays Capital Securities Limited
5 The North Colonnade
Canary Wharf, London
England E14 4BB
AXA	1,496,999[3]	5.8
25 avenue Matignon
75008 Paris, France
AXA Assurances I.A.R.D. Mutuelle;
AXA Assurances Vie Mutuelle; and
AXA Courtage Assurance Mutuelle
26 rue Drouot
75009 Paris, France
AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104

[1]

Dreman Value Management LLC, acting as investment adviser to various investment companies, held shared voting power and sole dispositive power over 3,235,310 shares of Common Stock as reported on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2006. According to an amended Schedule 13G filed with the Securities and Exchange Commission on February 8, 2006, Deutsche Bank AG, acting as a parent or holding company, through its subsidiaries, held sole voting power over 2,510,120 shares of Common Stock and dispositive power over 2,522,820 shares of Common Stock. The amended Schedule 13G also indicates the following: 1) Deutsche Investment Management Inc., a subsidiary of Deutsche Bank AG, acting as investment advisor to various investment companies, held sole voting and dispositive power over 2,510,120 shares of Common Stock, and 2) Deutsche Bank Trust Company Americas, a subsidiary of Deutsche Bank AG, acting as a bank, held sole dispositive power over 12,700 shares of Common Stock. Dreman

Value Management LLC is not an affiliated company of Deutsche Bank AG, but manages accounts held by Deutsche Bank AG. The Company’s management believes, based on discussions with Dreman Value Management LLC and Deutsche Bank AG and a review of their filings with the Securities and Exchange Commission, that the shares reported by Deutsche Bank AG in its amended Schedule 13G are included in the amount identified by Dreman Value Management LLC in its Schedule 13G. In March 2006, Dreman Value Management LLC acquired 25,000 shares of Preferred Stock. Shares of Preferred Stock are convertible, at the option of the holder, at any time into shares of Common Stock at a conversion rate of 21.4001 shares of common stock per share of Preferred Stock. Based on such conversion rate, Dreman Value Management LLC would have the right to acquire 535,002 shares of Common Stock. The shares of Common Stock obtainable through the conversion of Preferred Stock have been included in the amount reported above.

[2]	In a Schedule 13G filed with the Securities and Exchange Commission on January 27, 2006, Barclays Global Investors, NA, acting as a bank, reported that it held sole voting power over 479,460 shares of Common Stock and sole dispositive power over 539,310 shares of Common Stock, and Barclays Global Fund Advisors, acting as an investment adviser, reported that it held sole voting power over 2,158,311 shares of Common Stock and sole dispositive power over 2,159,152 shares of Common Stock. In an amended Schedule 13G filed with the Securities and Exchange Commission on January 10, 2006, Palomino Limited reported that it held sole voting and dispositive power over 16,700 shares of Common Stock and Barclays Capital Securities Limited reported that it held sole voting and dispositive power over 800 shares of Common Stock. Both the Schedule 13G and the amended Schedule 13G state that the shares of Common Stock reported are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.
[3]	As reported on an amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. The amended Schedule 13G indicates that AXA holds its reported shares as a member of a group, which includes the entities listed above with AXA. Each member of the group is reported as holding sole voting power over 1,303,864 shares of Common Stock, shared voting power over 9,645 shares of Common Stock, and sole dispositive power over 1,496,999 shares of Common Stock. Such shares are held by investment adviser and insurance company subsidiaries of AXA Financial, Inc.
[4]	The percentage shown in the table is based on 25,748,306 shares of Common Stock outstanding on June 23, 2006, and 535,002 shares of Common Stock Dreman Value Management LLC has the right to acquire through the conversion of shares of Preferred Stock.

Directors and Executive Officers

The following table sets forth as of June 23, 2006, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each director or nominee (each of whom is currently a director), (ii) each executive officer listed in the Summary Compensation Table (the “Named Executive Officers”), and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares [1,2]	Percent of Class[3]
John B. Adams, Jr.	6,796	*
Chester A. Crocker	3,700	*
Joseph C. Farrell	28,400	*
Charles H. Foster, Jr.	16,500	*
Thomas H. Johnson	11,300	*
Allen B. King	528,939	2.1%
Eddie N. Moore, Jr.	11,457	*
Hartwell H. Roper	267,270	*
Jeremiah J. Sheehan	14,665	*
Hubert R. Stallard	16,539	*
James H. Starkey, III	173,615	*
Walter A. Stosch	12,100	*
William L. Taylor	213,285	*
Eugene P. Trani	12,457	*
Jack M. M. van de Winkel	500	*
All current directors and executive officers as a group (19 persons) [4]	1,198,311	4.7%

*	Percentage of ownership is less than 1% of the outstanding shares of Common Stock.
[1]	The number of shares of Common Stock shown in the table includes shares that certain directors and executive officers of the Company have the right to acquire through the exercise of stock options within 60 days following June 23, 2006, and are in the following amounts: 4,000 shares to Mr. Adams, 2,000 shares to Mr. Crocker, 12,000 shares to Mr. Farrell, 12,000 shares to Mr. Foster, 7,000 shares to Mr. Johnson, 380,265 shares to Mr. King, 8,000 shares to Mr. Moore, 173,342 shares to Mr. Roper, 10,000 shares to Mr. Sheehan, 11,000 shares to Mr. Stallard, 101,973 shares to Mr. Starkey, 8,000 shares to Mr. Stosch, 179,484 shares to Mr. Taylor, 8,000 shares to Mr. Trani, no shares to Mr. van de Winkel, and 200,471 shares to all current executive officers not individually listed in the table. The majority of those stock options represent previously issued reload options under the Company’s Career Equity Ownership program, which became immediately exercisable for their respective remaining terms at the time the Career Equity Ownership program was discontinued.
[2]	The number of shares of Common Stock shown in the table includes 78,700 shares held for executive officers in the Employees’ Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated (“Universal Leaf”) and are in the following amounts: 23,186 shares to Mr. King, 21,683 shares to Mr. Roper, 18,091 shares to Mr. Starkey, no shares to Mr. Taylor, and 15,740 shares to all current executive officers not individually listed in the table. The Employees’ Stock Purchase Plan of Universal Leaf held 691,737 shares or 2.7% of the shares of Common Stock outstanding on June 23, 2006. Such shares may be deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission but inclusion of the shares in the table does not constitute admission of beneficial ownership.
[3]	The percents shown in the table are based on 25,748,306 shares of Common Stock outstanding on June 23, 2006.
[4]	The group excludes Messrs. Starkey and Taylor, who retired from the Company on March 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company and the written representations of its directors and executive officers, the Company believes that, during the 2006 fiscal year, all filing requirements applicable to directors and executive officers were satisfied.

CORPORATE GOVERNANCE AND COMMITTEES

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, President, and Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The corporate governance practices followed by the Company are summarized below.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to the qualification and selection of directors, director orientation and continuing education, director responsibilities, Board composition and performance, director access to management and independent advisors, director compensation, management evaluation and succession, evaluation of the Board’s performance, and various other issues. The Guidelines are available to shareholders and the public free of charge under the “Investor/Corporate Governance” section of the Company’s website at www.universalcorp.com. A printed copy is available to any shareholder free of charge upon written request to the Treasurer of the Company, at Universal Corporation, P. O. Box 25099, Richmond, Virginia 23260.

Code of Ethics

The Board of Directors has adopted a Business Ethics Policy applicable to directors, officers, and employees of the Company and each of its subsidiaries and controlled affiliates. The Business Ethics Policy includes the New York Stock Exchange requirements for a “Code of Business Conduct and Ethics” and the Securities and Exchange Commission definition of a “Code of Ethics for Senior Financial Officers.” The Business Ethics Policy addresses such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Business Ethics Policy is available to shareholders and the public free of charge under the “Investor/Corporate Governance/Highlights” section of the Company’s website at www.universalcorp.com. A printed copy is available to any shareholder free of charge upon written request to the Treasurer of the Company at the address set forth above.

Director Independence

The Board of Directors, in its business judgment, has determined that each member of the Board of Directors except Mr. King, the Company’s Chairman, President and Chief Executive Officer, is independent as defined by the New York Stock Exchange listing standards. In reaching this conclusion, the Board evaluated each director in light of the specified independence tests set forth in the New York Stock Exchange listing standards. In addition, the Board considered whether the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. The Board evaluated such relationships, if any, with respect to each director except Mr. King and determined that no such relationships were material.

Executive Sessions

The independent directors of the Board meet in executive session at least annually without management or employee directors present. The independent directors designate the director who will preside at the executive session. For fiscal year 2006, the independent directors designated Mr. Stallard as the presiding director. The presiding director is responsible for advising the Chairman and the Chief Executive Officer of the outcome of any decisions reached or suggestions made at these sessions. Executive sessions where non-employee directors meet on an informal basis may be scheduled either before or after each regularly scheduled Board meeting.

Communications with Directors

Interested parties may at any time direct communications to the Board as a whole, to the director who presides at the executive sessions of the non-management directors, or to any individual member of the Board, through the Company’s website or by contacting the Company’s Secretary. The “Contact Us/Questions or Comments” section of the Company’s website contains an e-mail link established for receipt of communications with directors, and communications can also be delivered by mail by sending requests to the Company’s Secretary at Universal Corporation, P. O. Box 25099, Richmond, Virginia 23260.

Shareholders making such communications are encouraged to state that they are shareholders and provide the exact name in which their shares of Common Stock are held and the number of shares held. Each individual communicating with the Board will receive a written acknowledgement from or on behalf of the Company’s Secretary after receipt of the communication sent in the manner described above. After screening such communications for issues unrelated to shareholder interests, the Company’s Secretary will distribute communications to the intended recipient(s) as appropriate. The process for such screening has been approved by the non-management directors of the Company.

Board and Committee Meeting Attendance

In the 2006 fiscal year, there were eight meetings of the Board of Directors. Each director attended 75% or more of the total number of meetings of the Board and of the committees on which he served.

Committees of the Board

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation, Nominating, and Corporate Governance Committee, the Finance Committee, and the Pension Investment Committee.

Executive Committee

The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board meetings. The members of the Executive Committee are Messrs. King (Chairman), Farrell, Foster, Sheehan, and Stallard. The Executive Committee met eight times during the 2006 fiscal year.

Audit Committee

The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent public accountants and internal auditors, the review of the adequacy of internal accounting controls, and the selection and appointment of independent public accountants. The Audit Committee operates under a written charter last amended by the Board in October 2002. The Audit Committee’s charter is attached to this Proxy Statement as Exhibit A, and is also available under the “Investor/Corporate Governance/Committees” section of the Company’s website at www.universalcorp.com.

The members of the Audit Committee are Messrs. Stosch (Chairman), Adams, Johnson, Moore, Sheehan, and Trani. The Board of Directors has determined that each of the Audit Committee members is independent as defined under the applicable independence standards set forth in regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards. The Board has also determined that all of the Audit Committee members are financially literate as defined by the New York Stock Exchange listing standards. In accordance with the applicable regulations of the Securities and Exchange Commission, the Board of Directors has further determined that the Audit Committee contains at least one “audit committee financial expert” as defined by such regulations – Walter A. Stosch, the Chairman of the Audit Committee. The fact that the Board did not identify additional Audit Committee members as “audit committee financial experts” does not in any way imply that other members do not meet that definition.

The Audit Committee met ten times during the 2006 fiscal year. Additional information with respect to the Audit Committee is discussed below under “Audit Information” on page 21 of this Proxy Statement.

Executive Compensation, Nominating, and Corporate Governance Committee

The Executive Compensation, Nominating, and Corporate Governance Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives. The committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; evaluating the performance of, and determining the salaries, incentive compensation, and executive benefits for senior management; and administering the Company’s equity-based, deferred, and other compensation plans. The committee also acts as the Company’s nominating committee. The committee develops qualifications for director candidates, recommends to the Board of Directors persons to serve as directors of the Company, and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices. The committee operates under a written charter last amended by the Board in April 2004. The committee’s charter is available under the “Investor/Corporate Governance/Committees” section of the Company’s website at www.universalcorp.com. For additional information regarding the compensation-related activities of the committee, see “Report of Executive Compensation, Nominating, and Corporate Governance Committee” on page 12 of this Proxy Statement.

The committee considers candidates for Board membership suggested by its members and by management, and the committee will also consider candidates suggested informally by a shareholder of the Company. Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the committee in connection with an Annual Meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the committee. To be timely for the 2007 Annual Meeting, the notice must be received within the time frame set forth in “Proposals for 2007 Annual Meeting” on page 23 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in the Company’s Bylaws and Corporate Governance Guidelines.

The committee does not differentiate between Board candidates submitted by Board members or those submitted by shareholders with respect to evaluating candidates. All Board candidates are considered based upon various criteria, such as their broad-based business skills and experience, prominence, and reputation in their profession, their global business and social perspective, concern for the long-term interests of the shareholders, knowledge of the Company’s or related industries, and personal and professional integrity, ethics, and judgment — all in the context of an assessment of the perceived needs of the Board at that point in time.

Because the needs of the Board change from time to time, the committee has not established specific minimum qualifications that must be met by potential new directors. The Board, however, believes that as a matter of policy there should be a substantial majority of independent directors on the Board.

The members of the Executive Compensation, Nominating, and Corporate Governance Committee are Messrs. Sheehan (Chairman), Farrell, Foster, and Stallard. The Board of Directors has determined that each member of the Executive Compensation, Nominating, and Corporate Governance Committee is independent as defined under the applicable New York Stock Exchange listing standards. The committee met three times during the 2006 fiscal year.

Finance Committee

The Finance Committee has the responsibility of establishing the Company’s financial policies and controlling its financial resources. The members of the Finance Committee are Messrs. Foster (Chairman), King, Adams, Crocker, and Stosch. The Finance Committee met four times during the 2006 fiscal year.

Pension Investment Committee

The Pension Investment Committee establishes the investment policies, selects investment advisors and portfolio managers, and monitors the performance of investments of the pension plans, the retirement plans and other qualified employee benefit plans of Universal Leaf and the Company’s other U.S. subsidiaries. The members of the Pension Investment Committee are Messrs. Stallard (Chairman), Crocker, Farrell, Johnson, Moore, and Trani. The Pension Investment Committee met four times during the 2006 fiscal year.

Annual Meeting Attendance

The Company expects and encourages each member of the Board of Directors to attend annual meetings of shareholders when it is reasonably practical for the director to do so. All of the directors attended the 2005 Annual Meeting.

DIRECTORS’ COMPENSATION

Each director who is not an officer of the Company receives an annual retainer of $40,000, a fee of $2,000 for each Board meeting attended, and a fee of $1,500 for each committee meeting attended. In addition, the Chairman of each of the Audit Committee, the Executive Compensation, Nominating, and Corporate Governance Committee, and the Pension Investment Committee receives an annual retainer of $10,000, $5,000 and $5,000, respectively. A non-employee director may elect to receive his annual retainer in cash, shares of Common Stock, or an option to purchase such shares. If option payment is elected, the number of shares of Common Stock covered by the option is determined by dividing the Black-Scholes value per share on the date of grant into 125% of the cash value of the annual retainer.

The Outside Directors’ 1994 Deferred Income Plan permits a non-employee director to defer all or a portion of his compensation. Deferred amounts are deemed hypothetically invested as designated by the director in certain investment options offered by the Company. In 1998, this plan was amended to add a deferred stock unit fund to the investment options available under the plan. Each deferred stock unit represents a hypothetical share of Common Stock and fluctuates in value with the market price of the stock. The portion of a director’s deferral account that is invested in the deferred stock unit fund is increased by the number of deferred stock units that could be purchased with Common Stock dividends paid by the Company. With respect to investment options other than the deferred stock unit fund, the Company may, but is not required to, invest the deferred amounts in a Company-owned life insurance product with parallel investment options. Subject to certain restrictions, the director may elect at the time of deferral to take cash distributions, in whole or in part, from his deferral account either prior to or following termination of service.

Until fiscal year 2005, each non-employee director received an annual award of 700 shares of restricted Common Stock following each Annual Meeting pursuant to the Restricted Stock Plan for Non-Employee Directors and the 2002 Executive Stock Plan. No director was authorized to receive in the aggregate more than 2,100 shares of restricted Common Stock under these plans. Restrictions on awards under these plans expire in the event the director becomes disabled, dies, is not nominated for reelection, or is not reelected. The number of shares previously issued to non-employee directors will be adjusted for stock dividends, stock splits, and certain other corporate events that may occur in the future. In addition, until fiscal year 2005, each non-employee director received an option to purchase 2,000 shares of Common Stock on the first business day following each Annual Meeting under the 1994 Stock Option Plan for Non-Employee Directors and the 2002 Executive Stock Plan. The exercise price of all such options is the fair market value of the Common Stock on the date of grant. All of the options became exercisable six months after the date of grant and expire ten years from the date of grant. Shorter expiration periods may apply in the event an optionee dies, becomes disabled, or resigns from, or does not stand for reelection to, the Board. The options previously granted will be adjusted for stock dividends, stock splits, and certain other corporate events that may occur in the future.

During fiscal year 2005, the Company’s Executive Compensation, Nominating, and Corporate Governance Committee modified the annual awards and grants provided to non-employee directors following each Annual Meeting. Pursuant to the 2002 Executive Stock Plan, non-employee directors received 1,000 shares of restricted Common Stock in place of the historical award of 700 shares of restricted Common Stock and annual grant of stock options. The restricted Common Stock was awarded to non-employee directors on the first business day following the 2005 Annual Meeting.

During fiscal year 2006, the Company’s Executive Compensation, Nominating, and Corporate Governance Committee modified the annual awards and grants provided to non-employee directors following each Annual Meeting. Pursuant to the 2002 Executive Stock Plan, non-employee directors will now receive annual restricted stock grants equating to $70,000, with the number of shares granted, rounded to the nearest 50, to be determined by the closing market price of the stock on the trading day next preceding the 2006 Annual Meeting. The number of shares so determined will serve as the amount to be granted for subsequent years until re-evaluated by the Executive Compensation, Nominating, and Corporate Governance Committee on a periodic basis.

As part of its overall program of charitable giving, the Company offers the directors the opportunity to participate in a Directors’ Charitable Contribution Program (the “Charitable Program”). The Charitable Program is funded by life insurance policies purchased by the Company on the directors. The directors derive no financial or tax benefits from the Charitable Program, because all insurance proceeds and charitable tax deductions accrue solely to the Company. The Company, however, will donate up to $1,000,000 in aggregate to one or more qualifying charitable organizations recommended by that director. Donations are made by the Company in ten equal annual installments, with the first installment to be made at the later of the director’s retirement from the Board or age 72; the remaining nine installments are paid annually beginning immediately after the director’s death.

Each director is also eligible to participate in a Directors’ Matching Gifts Program in which the Company matches directors’ contributions to charities. The maximum amount that can be matched in any fiscal year is $5,000 per director.

REPORT OF EXECUTIVE COMPENSATION, NOMINATING,

AND CORPORATE GOVERNANCE COMMITTEE

The Company’s executive compensation and benefits program is administered by the Executive Compensation, Nominating, and Corporate Governance Committee (the “Committee”), which is composed entirely of non-employee directors, all of whom the Board, in its business judgment, has determined are independent as defined by the applicable New York Stock Exchange listing standards, Securities and Exchange Commission rules and Internal Revenue Service rules. The goal of the program is to attract, motivate, reward, and retain the management talent required to achieve the Company’s business objectives, at compensation levels that are fair and equitable and competitive with those of comparable companies. This goal is furthered by the Committee’s policy of linking compensation to individual and corporate performance and by encouraging significant stock ownership by senior management in order to align the financial interests of management with those of the shareholders.

General. The three main components of the Company’s executive compensation program have historically been base salary, annual cash awards under incentive compensation plans adopted by the Company and its principal subsidiaries, and equity participation usually in the form of stock option grants and eligibility to participate in the Employees’ Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated. Each year the Committee reviews the total compensation package of executive officers to ensure it meets the goals of the program. As a part of this review, the Committee considers corporate performance information, compensation survey data, the advice of consultants, and the recommendations of management.

In fiscal year 2005, the Committee conducted a comprehensive review of the mix, form, and calibration of the executive compensation programs. That review relied on advice and assistance from an independent compensation consultant and resulted in the following actions applicable for fiscal year 2006:

•	The Committee reaffirmed its objective of setting total direct compensation (including salary, annual incentive awards and long-term incentive awards) for executives at levels competitive with the market median for executives in comparable positions at companies of comparable size, complexity, and operational characteristics.

•	The Economic Profit and Earnings Per Share annual incentive calibration ranges were updated and adjusted to reflect current and anticipated business conditions and to ensure adequate performance stretch in the annual incentive plan goals.

•	The mix of pay was adjusted to place less emphasis on annual cash incentive opportunity levels and greater emphasis on long-term performance and award opportunities.

•	To reduce the overall emphasis on annual cash incentives, the Committee concluded that a meaningful percentage of annual bonuses should be paid in the form of restricted stock. Accordingly, beginning with fiscal year 2006, the amount of any annual incentive earned above a targeted cash opportunity level determined for each officer, at the mid-point of “conventional” performance for Economic Profit and Earnings Per Share, would be paid 50% in cash and 50% in restricted stock with three-year cliff vesting. Had this approach been followed during fiscal years 2001 through 2005, an average of approximately 36% of total annual bonus paid would have been deemed “above the targeted cash opportunity level” and therefore paid out 50% in cash and 50% in restricted stock.

•	The Career Equity Ownership program was discontinued in favor of a new approach estimated to be more cost efficient under Financial Accounting Standards Board Statement No. 123R. The long-term incentive program value was adjusted to consist of 50% stock options (or stock-settled stock appreciation rights) and 50% restricted stock or restricted stock units with five-year cliff vesting (“Career Shares”). Named Executive Officers have additional vesting restrictions or holding period requirements on Career Shares in order to preserve deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

•	Stock ownership guidelines for senior executive officers were implemented. Officers will have five years to comply with fixed share ownership levels of 65,000, 25,000 and 7,500 for the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents, respectively, of Universal Leaf. Restricted stock or restricted stock unit awards are counted in determining compliance with the guidelines.

The Committee reviewed the mix, form, and calibration of the executive compensation programs again during the 2006 fiscal year and confirmed its commitment to the principles and structure adopted during the prior fiscal year.

Base Salary. Base salaries for executive officers are reviewed annually to determine whether adjustments may be necessary. Factors considered by the Committee in determining base salaries for executive officers for the 2006 fiscal year included personal performance of the executive in light of individual levels of responsibility, the overall performance and profitability of the Company during the preceding year, economic trends that may be affecting the Company, and the competitiveness of the executive’s salary with the salaries of executives in comparable positions at companies of comparable size or operational characteristics. Each factor was weighed by the Committee in a subjective analysis of the appropriate level of compensation for that executive. For purposes of assessing the competitiveness of salaries, the Committee reviewed compensation data from national surveys and selected groups of companies with similar size or operational characteristics to determine ranges of total compensation and the individual components of such compensation. Such compensation data indicated that the Company’s salary levels generally have been below the median of such data when compared to executive positions of similar scope and responsibility.

Mr. King became the Chief Executive Officer of the Company on January 1, 2003, and Chairman of the Board on October 28, 2003, and has 37 years experience with the Company. For the fiscal year beginning April 1, 2006, Mr. King’s base salary was increased by the annualized rate of 3% after a thorough review and evaluation by the Committee of the competitiveness of Mr. King’s salary and total cash compensation to those of other chief executive officers at comparable companies.

Annual Cash Incentives. The Company and its principal subsidiaries have incentive compensation plans under which key management employees may receive annual cash incentive awards that vary from year to year based upon corporate, business unit, and individual performance. Pursuant to the Company’s Executive Officer Annual Incentive Plan (the “Incentive Plan”), with respect to the Named Executive Officers based in the United States, the bonus awards in the 2006 fiscal year were based 50% on the generation of economic profit, which is defined as consolidated earnings before interest and taxes after certain adjustments, minus a capital charge equal to the weighted average cost of capital times average funds employed, and 50% on the generation of earnings per share, adjusted to exclude extraordinary gains and losses and bonus accruals under the plan. Because the Company’s economic profit and adjusted earnings per share were below levels for which the Company pays cash incentive awards under the Incentive Plan, Mr. King did not receive a cash incentive award for the 2006 fiscal year.

Equity Participation. The Committee administers the Company’s 1989, 1997, and 2002 Executive Stock Plans, under which it has granted to key executive employees stock-settled stock appreciation rights, restricted stock, restricted stock units and options to purchase shares of Common Stock based upon a determination of competitive aggregate compensation levels. The primary objectives of issuing such equity awards have been to encourage significant investment in stock ownership by management and to provide long-term financial incentives linked directly to market performance of the Company’s stock. The Committee believes that significant ownership of stock by senior management is the best way to align the interests of management and the shareholders, and the Company’s stock incentive program is effectively designed to further this objective.

On June 13, 2006, the Committee granted stock-settled stock appreciation rights and restricted stock units to key executives pursuant to the 2002 Executive Stock Plan (the “Plan”). The Committee granted 263,500 stock-settled stock appreciation rights and 65,900 restricted stock units. Of these totals, Mr. King received 70,000 stock-settled stock appreciation rights and 17,500 restricted stock units.

Tax Considerations. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a company’s chief executive officer and to the four other most highly compensated executive officers. The statute, however, exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. In this regard, the Company has taken appropriate actions to maximize the deductibility of stock option grants, annual cash incentive awards, and restricted stock grants. While the Company’s policy is generally to preserve corporate tax deductions by qualifying compensation over $1 million paid to executive officers as performance-based, the Committee may, from time to time, conclude that compensation arrangements are in the best interests of the Company and its shareholders despite the fact that such arrangements might not, in whole or part, qualify for tax deductibility.

Executive Compensation, Nominating, and Corporate Governance Committee

Jeremiah J. Sheehan, Chairman
Joseph C. Farrell
Charles H. Foster, Jr.
Hubert R. Stallard

Richmond, Virginia

June 13, 2006

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on Common Stock for the last five fiscal years with the cumulative total return for the same period of the Standard & Poor’s Midcap 400 Stock Index and the peer group index. The peer group consists of Alliance One International, Inc. Standard Commercial Corporation merged into DIMON Incorporated to form Alliance One International, Inc. effective May 13, 2005. In prior years, the Company included Standard Commercial Corporation and DIMON Incorporated in its peer group. Because DIMON Incorporated was the surviving company in the merger, the information set forth in the table is based on DIMON Incorporated’s historical performance prior to and after the merger. The graph assumes that $100 was invested on June 30, 2001, in Common Stock and in each of the comparative indices, in each case with dividends reinvested.

CUMULATIVE TOTAL RETURN ON COMMON STOCK
	At June 30,			At March 31,
	2001	2002	2003	2004	2005	2006
Universal Corporation	$100.00	$95.92	$114.87	$141.51	$131.71	$110.07
S & P Midcap 400 Index	$100.00	$95.28	$94.60	$119.91	$132.42	$161.05
Peer Group Index	$100.00	$71.20	$76.87	$78.71	$72.72	$57.65

EXECUTIVE COMPENSATION

The individuals named below include the Chairman, President, and Chief Executive Officer and the other Named Executive Officers. Information is provided for the 12-month periods ended on March 31, 2006, March 31, 2005, and March 31, 2004.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)[1]	Bonus ($)	Other Annual Compensation ($)[2]	Securities Underlying Options (#)[3]	All Other Compensation ($)[4]
Allen B. King Chairman, President, and Chief Executive Officer	2006 2005 2004	708,712 618,364 585,792	0 695,462 1,150,435	— — —	70,000 214,041 89,286	150,577 149,706 149,358
William L. Taylor* Vice President and Chief Administrative Officer	2006 2005 2004	412,431 373,994 360,040	0 259,408 428,725	— — —	17,500 135,754 55,252	82,577 82,196 91,085
Hartwell H. Roper Vice President and Chief Financial Officer	2006 2005 2004	322,392 289,350 277,636	0 195,346 322,848	— — —	17,500 124,367 49,559	44,055 45,065 44,112
James H. Starkey, III* Vice President	2006 2005 2004	261,317 237,694 223,650	0 113,468 187,527	— — —	11,250 85,058 35,049	57,149 52,196 53,841
Jack M. M. van de Winkel Vice President; President and Chairman of the Board of Deli Universal, Inc.	2006 2005 2004	429,280 395,587 367,560	374,954 478,084 301,996	— — —	0 0 0	0 0 0

*	Messrs. Taylor and Starkey retired from the Company on March 31, 2006.
[1]	For comparative purposes and in accordance with applicable Securities and Exchange Commission guidance, the amounts reported under “Salary” for fiscal year 2004 are 12-month totals consisting of amounts paid during the nine-month transition year ended March 31, 2004, and the three-month period ended June 30, 2003. Amounts reported under “Salary” for fiscal years 2006 and 2005 reflect amounts paid during the 12-month periods ended March 31, 2006, and March 31, 2005, respectively.
[2]	None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total annual salary and bonus for each reported year.
[3]	All options granted in the 2005 and 2004 fiscal years were reload options that replaced shares of Common Stock used for stock swap option exercises under the Career Equity Ownership Program.

In general, such reload options became exercisable six months after the date of grant with exercise occurring automatically if certain minimum price thresholds are met. The exercise price of the listed options was the fair market value on the date of grant.

[4]	The amounts in the “All Other Compensation” column represent (i) employer contributions to the Employees’ Stock Purchase Plan and the Supplemental Stock Purchase Plan of Universal Leaf (the “Stock Purchase Plans”), (ii) life insurance premium payments made by the Company under the Executive Insurance Program, and (iii) interest accrued to participants’ accounts under the Company’s Deferred Income Plan (the “DIP”) to the extent such interest exceeded 120% of the applicable federal long-term rate under Internal Revenue Code Section 1274(d). Employer contributions to the Stock Purchase Plans on behalf of the Named Executive Officers for the 12-month periods ended March 31, 2006, 2005, and 2004 were in the following respective amounts: Mr. King, $44,592, $37,839, and $30,120; Mr. Taylor, $20,000, $21,914, and $19,876; Mr. Roper, $11,855 $11,626, and $10,961; and Mr. Starkey, $9,330 $8,080, and $7,853. The life insurance premiums paid by the Company on behalf of such executive officers for the 12-month periods ended March 31, 2006, 2005, and 2004 were in the following respective amounts: Mr. King, $100,192, $106,999, and $119,381; Mr. Taylor, $62,577, $60,282, and $75,484; Mr. Roper, $27,539, $29,522, and $33,068; and Mr. Starkey, $33,107, $31,856, and $39,867. The accruals of interest on income deferred by such executive officers under the DIP in excess of 120% of the applicable federal long-term rate under Internal Revenue Code Section 1274(d) for the 12-month periods ended March 31, 2006, 2005, and 2004 were in the following respective amounts: Mr. King, $5,793, $4,868, and $3,195; Mr. Roper, $4,661, $3,917, and $2,571; and Mr. Starkey, $14,712, $12,260, and $7,996.

Retirement Benefits

Employees of Universal Leaf and certain of the Company’s other U. S. subsidiaries are covered by a defined benefit retirement plan, which is qualified under the Internal Revenue Code, and a defined benefit supplemental retirement plan, which is a non-qualified plan intended to provide benefits in excess of limits allowed by the Internal Revenue Code. The table below shows estimated annualized benefits payable under both plans at normal retirement (age 65) based on the average salary and bonus (as reported in the Summary Compensation Table) for the highest consecutive three years. The actuarial equivalent of benefits under the supplemental retirement plan is payable in a lump sum upon retirement.

Years of Service
Remuneration	15	20	25	30	35	40	45
$300,000	$65,743	$87,658	$109,572	$131,487	$153,401	$167,510	$181,618
400,000	89,257	119,009	148,762	178,514	208,266	227,077	245,888
500,000	112,770	150,360	187,951	225,541	263,131	286,644	310,158
600,000	136,284	181,712	227,140	272,567	317,995	346,211	374,428
700,000	159,797	213,063	266,329	319,594	372,860	405,779	438,698
800,000	183,311	244,414	305,518	366,621	427,725	465,346	502,968
900,000	206,824	275,765	344,707	413,648	482,589	524,913	567,238
1,000,000	230,337	307,117	383,896	460,675	537,454	584,481	631,508
1,100,000	253,851	338,468	423,085	507,702	592,319	644,048	695,778
1,200,000	277,364	369,819	462,274	554,728	647,183	703,615	760,048
1,300,000	300,878	401,170	501,463	601,755	702,048	763,183	824,317
1,400,000	324,391	432,521	540,652	648,782	756,912	822,750	888,587
1,500,000	347,904	463,873	579,841	695,809	811,777	882,317	952,857

The credited years of service for Messrs. King and Roper are 37 and 32, respectively. Messrs. Taylor and Starkey retired from the Company on March 31, 2006, and their credited years of service were 16 and 25, respectively.

The benefits shown in the table are calculated on the basis of a 50% joint and survivor benefit, assuming that at retirement the age of the employee’s spouse is 62. The amounts in the table do not include any social security benefits that an employee may receive.

Mr. van de Winkel is covered by a pension plan established under the laws of the Netherlands. The plan, which covers employees of N.V. Deli Universal and certain other Dutch subsidiaries, is partially funded by employer and participant contributions. During the 2006 fiscal year, N.V. Deli Universal contributed $78,779 to the plan on behalf of Mr. van de Winkel. His estimated annual pension benefit under the plan, assuming retirement at age 60, continuance of current salary level and 20 years of service, is $198,641.

The Company provides funding payments, less applicable tax withholding, that are used for individual trusts for covered officers with vested accrued benefits under Universal Leaf’s defined benefit supplemental retirement plan. Pursuant to the plan, participants are able to withdraw from their individual trusts current contributions deposited by the Company provided such withdraw occurs within ten business days after deposit is made by the Company. During the 2006 fiscal year, the following amounts were deposited in individual trusts for Named Executive Officers with respect to the present value of projected benefits expected to be earned through December 31, 2005, under the supplemental retirement plan as follows: Mr. King, $1,867,809; Mr. Taylor, $416,692; Mr. Roper, $294,878; and Mr. Starkey $235,805. These amounts offset benefits otherwise payable by the Company at retirement and are not intended to increase total promised benefits.

Stock Options

The following tables contain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended March 31, 2006, exercises of stock options by such executive officers in such fiscal year and the fiscal year end value of all unexercised stock options held by such executive officers.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)[1]
Allen B. King	70,000	26.6	46.34	05/23/2015	789,600
William L. Taylor	17,500	6.6	46.34	05/23/2015	197,400
Hartwell H. Roper	17,500	6.6	46.34	05/23/2015	197,400
James H. Starkey, III	11,250	4.3	46.34	05/23/2015	126,900
Jack M. M. van de Winkel	0	0.0	N/A	N/A	N/A

[1]	The Black-Scholes option pricing model was used to determine the “Grant Date Present Value” of the options listed in the table. The model assumed a risk-free interest rate of 4.06%, a dividend yield of 3.63%, and a stock price volatility of 0.285 based on the average weekly stock market closing price over the past ten years. Because the magnitude of any nontransferability discount is extremely difficult to determine, none was applied in determining the value of the reported options. The grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, an optionee realizes will depend on the excess of market value of a share of Common Stock over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Last Fiscal Year

and Option Values at Fiscal Year End

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options At FY-End ($)[1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Allen B. King	0	0	380,265	0	0	0
William L. Taylor	0	0	179,484	0	0	0
Hartwell H. Roper	0	0	173,342	0	0	0
James H. Starkey, III	0	0	101,973	0	0	0
Jack M. M. van de Winkel	0	0	0	0	0	0

[1]	The value of the unexercised options at fiscal year end represents the difference between the exercise price of any outstanding options and $36.77, the closing sales price of a share of Common Stock on March 31, 2006, as reported on the New York Stock Exchange.

Contractual Obligations

To ensure that the Company will have the continued dedicated service of certain executives notwithstanding the possibility, threat, or occurrence of a change of control, the Company has change of control employment agreements (the “Employment Agreements”) with certain executives, including Allen B. King and Hartwell H. Roper. The Employment Agreements generally provide that if the executive is terminated other than for cause within three years after a change of control of the Company, or if the executive terminates his employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, the executive is entitled to receive certain severance benefits. Such severance benefits include a lump sum severance payment equal to three times the sum of his base salary and his highest annual bonus received over the preceding three fiscal years, together with certain other payments and benefits, including continuation of employee welfare benefits and an additional payment to compensate the executive for certain excise taxes imposed on certain change of control payments. Messrs. Taylor and Starkey retired from the Company on March 31, 2006. The Company had Employment Agreements with Messrs. Taylor and Starkey, but the agreements expired when they retired from the Company.

The Board of Directors believes that the Employment Agreements benefit the Company and its shareholders by securing the continued service of key management personnel and by enabling management to perform its duties and responsibilities without the distracting uncertainty associated with a change of control.

CERTAIN TRANSACTIONS

There have been no transactions since the beginning of the 2006 fiscal year between the Company’s directors or officers, either directly or indirectly, and the Company, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

AUDIT INFORMATION

The Audit Committee charter has been approved by the Board of Directors. A copy of the Audit Committee charter is set forth as Exhibit A to this Proxy Statement. The six members of the Audit Committee are independent as that term is currently defined in the listing standards of the New York Stock Exchange.

Fees of Independent Auditors

Ernst & Young LLP (“Ernst & Young”) served as the independent registered public accounting firm for the Company for the fiscal years ended March 31, 2006 and 2005. The aggregate amounts of fees billed to the Company by Ernst & Young for those years are as follows:

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees Includes fees associated with the integrated audit of the Company’s financial statements and internal controls over financial reporting, review of the Company’s annual report on Form 10-K, reviews of the Company’s interim financial statements and quarterly reports on Form 10-Q, statutory audits, and other attestation services related to regulatory filings.	$4,195,755	$5,500,244
Audit-Related Fees Includes fees for services that are reasonably related to the review of the Company’s financial statements that are not reported under the category “Audit Fees”. These services include employee benefit plan audits, consultation and advice related to management’s assessment of internal controls over financial reporting, due diligence procedures, and other accounting consultation services.	$272,503	$243,363
Tax Fees Includes fees for corporate tax compliance, expatriate employee tax compliance, tax advice, and tax planning.	$150,123	$506,360
All Other Fees Includes assistance in 2006 in completing certain governmental filings in countries outside the United States, including filings related to work permits for non-resident employees and filings related to an application for government subsidy. The Audit Committee has concluded that the services covered under this category are compatible with maintaining Ernst & Young’s independence with respect to the Company.	$20,459	$0

Pre-approval Policies and Procedures

The Company has guidelines in place regarding the engagement of the Company’s independent auditors to perform services for the Company. All audit and non-audit services provided by an independent auditing firm (including its member accounting and law firms outside the United States) to the Company or any wholly-owned or majority-owned affiliate of the Company must be pre-approved by the Audit Committee. All audit and non-audit services listed above were pre-approved by the Audit Committee pursuant to the terms of the Company’s pre-approval policies and procedures.

A detailed report of all audit and non-audit services planned for the fiscal year is presented to the Audit Committee for its consideration, discussion, and approval. In addition, the Audit Committee pre-approves a spending account to pay the fees for unplanned audit and non-audit services that do not exceed specified dollar thresholds and are consistent in nature and scope with the planned services. The Chairman of the Audit Committee has pre-approval authority with respect to further additional services that exceed the dollar thresholds or are not consistent in nature or scope with the planned services. All services paid through the spending account or pre-approved by the Chairman must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness, or presentation of the information contained in the audited financial statements.

Audit Committee
Walter A. Stosch, Chairman
John B. Adams, Jr.
Thomas H. Johnson
Eddie N. Moore, Jr.
Jeremiah J. Sheehan
Eugene P. Trani

Richmond, Virginia

June 8, 2006

Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2007. Ernst & Young audited the consolidated financial statements of the Company for the fiscal years ended March 31, 2006, and March 31, 2005. Representatives of Ernst & Young will be present at the Annual Meeting, will be available to respond to appropriate questions, and may make a statement if they so desire.

PROPOSALS FOR 2007 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2007 Annual Meeting must cause such proposal to be delivered, in proper form, to the Secretary of the Company, whose address is P.O. Box 25099, Richmond, Virginia 23260, no later than March 1, 2007, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2007 Annual Meeting on August 7, 2007.

The Company’s Bylaws and Corporate Governance Guidelines also prescribe the procedure a shareholder must follow to nominate directors, and the Company’s Bylaws prescribe the procedure a shareholder must follow to bring other business, before shareholders’ meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of August 7, 2007, for the 2007 Annual Meeting, the Company must receive such notice no later than June 8, 2007, and no earlier than May 9, 2007. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws or Corporate Governance Guidelines, without charge, upon written request to the Secretary of the Company. The Corporate Governance Guidelines can also be obtained, free of charge, by visiting the “Investor/Corporate Governance” section of the Company’s website at www.universalcorp.com.

OTHER MATTERS

THE COMPANY’S 2006 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2006 (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “FORM 10-K”), IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE FORM 10-K CAN BE OBTAINED WITHOUT CHARGE BY WRITING TO KAREN M. L. WHELAN, VICE PRESIDENT AND TREASURER, UNIVERSAL CORPORATION, P.O. BOX 25099, RICHMOND, VIRGINIA 23260 OR BY VISITING THE COMPANY’S WEBSITE AT WWW.UNIVERSALCORP.COM.

Exhibit A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in overseeing: (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements applicable to financial reporting or other Committee responsibilities, (3) the qualifications, independence and performance of the Company’s independent auditor and (4) the performance of the internal audit function.

Composition and Qualifications

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements for audit committee members set forth in the listing standards of the New York Stock Exchange and applicable law. At least one member shall be a “financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The members of the Audit Committee shall be elected annually by the Board of Directors at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. No member of the Audit Committee may serve on the audit committee of more than two other public companies. Unless a Chairman is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairman by majority vote of the full Committee membership. No member of the Audit Committee may receive any compensation from the Company other than directors’ fees, which includes cash, stock, options and other in-kind consideration ordinarily available to directors as well as regular benefits that other directors receive.

Responsibilities

The Audit Committee has the sole authority and responsibility for (1) hiring or firing the independent auditor, (2) approving all audit engagement fees and terms and (3) approving any audit and non-audit services provided by the independent auditor.

The Audit Committee shall have the authority to conduct investigations into matters within the authority of the Audit Committee pursuant to this Charter. The Audit Committee shall have the authority to employ special legal, accounting or other consultants to advise and assist the Committee in connection with the performance of its responsibilities under this Charter. The Audit Committee may request that any officer or employee of the Company or the Company’s outside counsel or independent auditor attend a meeting of the Committee or meet with any members of, or consultants to, the Committee.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.	Review and approve the terms of the independent auditor’s engagement and all compensation to be paid to the independent auditor.

2.	Consider and, as the Audit Committee deems appropriate, pre-approve all auditing and non-audit services to be performed by the independent auditor provided such non-audit services are not prohibited by Section 10A of the Securities Exchange Act of 1934, as amended. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including, without limitation, critical accounting policies and assumptions.

4.	Review and discuss the annual audited financial statements and quarterly unaudited financial statements with management and the independent auditor, including major issues regarding accounting principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

5.	Discuss generally with management and the independent auditor, the earnings press releases of the Company as well as types of financial information and earnings guidance provided to analysts and rating agencies.

6.	Discuss with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing.

7.	Obtain and review at least annually a report by the independent auditor describing:

(a)	the independent auditor’s internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(c)	all relationships between the independent auditors and the Company.

8.	Meet separately, periodically, with management, with the internal auditors and with the independent auditor.

9.	Receive periodic reports from the independent auditor regarding the auditor’s independence as required by the Independence Standards Board and discuss such reports with the auditor.

10.	Receive all reports from the independent auditor and all reports required under Section 10A of the Securities Exchange Act of 1934.

11.	Discuss with the independent auditor the matters required to be discussed by Generally Accepted Auditing Standards relating to the conduct of the annual audit and quarterly review of the financial statements.

12.	Review with the independent auditor any audit problems or difficulties the auditor may have encountered and any management letter provided by the auditor to the Board of Directors and the Company’s response to such problem or letter. Such review should include:

(a)	any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or on access to required information;

(b)	any significant disagreements with management; and

(c)	any changes made in the planned scope of the audit.

13.	Review significant changes to the Company’s accounting principles and practices as suggested by management, the independent auditor and internal auditors.

14.	Evaluate the performance of the independent auditor and retain or replace the independent auditor as the Audit Committee deems appropriate.

15.	Review and evaluate the lead partner of the independent auditor, assure the regular rotation of the lead audit partner as required by law and consider whether there should be regular rotation of the audit firm itself.

16.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

17.	Review the internal auditors’ responsibilities, staffing and scope of the internal audit and changes thereto.

18.	Discuss with management, the independent auditor and the internal auditors the Company’s policies and procedures with respect to risk assessment and risk management.

19.	Establish procedures for receiving, retaining and handling complaints regarding the Company’s accounting, internal controls or auditing matters, and for the confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

20.	Discuss with management and the independent auditor:

(a)	all significant deficiencies (if any) in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and whether the Company’s principal executive officer and principal financial officer have identified for the independent auditor any material weakness in the Company’s internal controls; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

21.	Require and hear reports from the general counsel with respect to any significant legal matters that may have a material effect on the financial statements or be in material violation of applicable legal requirements and the Company’s Compliance Policies and Programs.

22.	Establish policies with respect to the hiring of employees or former employees of the independent auditor.

23.	Perform an annual performance evaluation of the Audit Committee including a review of:

(a)	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(b)	any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(c)	analyses prepared by management and/or the internal auditor setting forth significant financial reporting issues and judgments made in the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(d)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and

(e)	earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

24.	Review and reassess the adequacy of this Charter annually and submit any and all amendments to this Charter to the Board of Directors for approval.

While the Audit Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

UNIVERSAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 1, 2006

2:00 p.m.

1501 North Hamilton Street

Richmond, VA 23230

UNIVERSAL CORPORATION	Proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Allen B. King and David C. Moore, and each or either of them, proxies for the undersigned, with power of substitution, to vote all the shares of Common Stock of Universal Corporation held of record by the undersigned on June 23, 2006, at the Annual Meeting of Shareholders to be held at 2:00 p.m. on August 1, 2006, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

PLEASE VOTE BY PHONE OR INTERNET, OR DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued, and to be DATED and SIGNED on reverse side)

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy by mail.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your Proxy 24 hours a day 7 days a week, until 1:00 p.m. (ET) on July 31, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/uvv/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your Proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on July 31, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy and return it in the postage-paid envelope we have provided or return it to Universal Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy.

ò  Please detach here  ò

COMMON STOCK

1. Election of Directors:	01 John B. Adams, Jr.	03 Walter A. Stosch	☐	Vote FOR	☐	Vote WITHHELD
	02 Joseph C. Farrell	04 Eugene P. Trani		all nominees		from all nominees
(except as indicated below)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Address Change? Mark Box Indicate changes. below:	☐			Date

Signature(s) in Box Please sign exactly as your name(s) appear(s) on this Proxy. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give full title.

UNIVERSAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 1, 2006

2:00 p.m.

1501 North Hamilton Street

Richmond, VA 23230

UNIVERSAL CORPORATION	Voting Instruction

TO TRUSTEE, EMPLOYEES’ STOCK PURCHASE PLAN OF UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED AND DESIGNATED AFFILIATED COMPANIES.

This Voting Instruction is Solicited on Behalf of the Board of Directors of Universal Corporation.

Pursuant to Section 13.01 of the Employees’ Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Universal Corporation credited to the undersigned Participant’s Account as of May 31, 2006, at the Annual Meeting of Shareholders of Universal Corporation, to be held at 2:00 p.m. on August 1, 2006, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES OF UNIVERSAL CORPORATION COMMON STOCK CREDITED TO YOUR PARTICIPANT’S ACCOUNT SHALL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF UNIVERSAL CORPORATION COMMON STOCK FOR WHICH THE TRUSTEE HAS RECEIVED PROPER VOTING INSTRUCTIONS, SO LONG AS SUCH VOTE IS IN ACCORDANCE WITH THE PROVISIONS OF THE EMPLOYMENT RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

PLEASE VOTE BY PHONE OR INTERNET, OR DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued, and to be DATED and SIGNED on reverse side)

COMPANY #

There are three ways to vote your Voting Instruction

Your telephone or Internet vote directs the Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction by mail.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your Voting Instruction 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on July 27, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/uvv/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your Voting Instruction 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on July 27, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Voting Instruction and return it in the postage-paid envelope we have provided or return it to Universal Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Voting Instruction.

ò  Please detach here  ò

EMPLOYEES’ STOCK PURCHASE PLAN OF

UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED

AND DESIGNATED AFFILIATED COMPANIES

1. Election of Directors:	01 John B. Adams, Jr.	03 Walter A. Stosch	☐	Vote FOR	☐	Vote WITHHELD
	02 Joseph C. Farrell	04 Eugene P. Trani		all nominees		from all nominees
(except as indicated below)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Address Change? Mark Box Indicate changes. below:	☐			Date

Signature(s) in Box Please sign exactly as your name(s) appear(s) on this Proxy. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give full title.

UNIVERSAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 1, 2006

2:00 p.m.

1501 North Hamilton Street

Richmond, VA 23230

UNIVERSAL CORPORATION	Proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Allen B. King and David C. Moore, and each or either of them, proxies for the undersigned, with power of substitution, to vote all the shares of Common Stock of Universal Corporation held of record by the undersigned on June 23, 2006, at the Annual Meeting of Shareholders to be held at 2:00 p.m. on August 1, 2006, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

PLEASE VOTE BY PHONE OR INTERNET, OR DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued, and to be DATED and SIGNED on reverse side)

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy by mail.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your Proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on July 31, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/uvv/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your Proxy 24 hours a day 7 days a week, until 1:00 p.m. (ET) on July 31, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your Proxy and return it in the postage-paid envelope we have provided or return it to Universal Corporation, c/o Shareowner ServicesY, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy.

ò  Please detach here  ò

COMMON STOCK

1. Election of Directors:	01 John B. Adams, Jr.	03 Walter A. Stosch	☐	Vote FOR	☐	Vote WITHHELD
	02 Joseph C. Farrell	04 Eugene P. Trani		all nominees		from all nominees
(except as indicated below)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Address Change? Mark Box Indicate changes below:	☐			Date

Signature(s) in Box Please sign exactly as your name(s) appear(s) on this Proxy. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give full title.